Exhibit 99.1



                Whitman Education Group Reports Record
                Fourth Quarter and Full Year Results;
       Eighth Consecutive Quarter of Year-over-Year Improvement

         -- Fourth Fiscal Quarter Revenue Increases 17% Y/Y

         -- Fourth Fiscal Quarter EPS Increases 112% to $0.17 vs. $0.08 in Prior Year

         -- Twelve-Month Revenue Rises 19% vs. Year-ago Period;
            Twelve Month EPS Improves 172% to $0.49 from $0.18

     Miami, Fl, May 30, 2003 - Whitman Education Group, Inc. (AMEX: WIX) today reported record results for its fourth fiscal quarter and year ended March 31, 2003.

    Fourth Quarter Results

    For the fourth quarter, revenue increased 17% to a record $30.1 million, compared with $25.7 million in last year's fourth quarter. This was the result of an increase in average student enrollment and an increase in tuition rates. Income from operations increased to $4.7 million, an increase of 117% compared with $2.2 million in the same period a year ago. Net income for the quarter increased to $2.8 million, or $0.17 per diluted share, compared with $1.1 million or $0.08 per diluted share in the same period last year. This marked the Company's eighth consecutive quarter of meaningful year-over-year improvement.
    At quarter end, student enrollment was 9,985, an 8.3% increase compared with 9,224 at the end of the fourth quarter of fiscal 2002. Average student enrollment for the fourth quarter of fiscal 2003 was 9,926 students, a 10.7% increase compared with 8,964 students for the fourth quarter of fiscal 2002.

    Twelve-Month Results

    For the twelve months ended March 31, 2003, revenue increased 19% to a record $109.8 million, compared with $91.9 million in last year's twelve month period. This increase was the result of an increase in average student enrollment and an increase in tuition rates. Income from operations increased to $12.9 million, a 155% increase compared with $5.1 million in the same period a year ago. Net income for the twelve months increased to $7.5 million, or $0.49 per diluted share, compared with $2.6 million or $0.18 per diluted share in the same period last year.
    Average student enrollment for fiscal 2003 was 9,214 students, a 10.6% increase compared with 8,331 students for fiscal 2002.
    The fourth quarter and full fiscal year results include merger related expenses of $503,000, or $0.02 per diluted share, incurred through March 31, 2003 in connection with the proposed merger with Career Education Corporation. Excluding the merger related expenses, diluted net income per share would have been $0.19 and $0.51 for the fourth quarter and fiscal year ended March 31, 2003, respectively.
    "We are extremely pleased with both our fourth quarter and full fiscal year results as our business continues to show strong traction," commented Richard C. Pfenniger, Jr., Chief Executive Officer. "Our record results clearly exhibit the power of our operating plan and business model. By maintaining our focus on enhancing student service and refining marketing and admissions efforts, we were able to realize improved student retention, increased student starts and record student population. In combination with our expense discipline, these improvements produced significant margin improvement."
    As previously reported, on March 26, 2003, Whitman entered into a definitive merger agreement with Career Education Corporation and Marlin Acquisition Corp. under which Career Education will, subject to satisfaction or waiver of all closing conditions, acquire all of the shares of Whitman for a combination of cash and Career Education stock.

    Conference Call

    Whitman Education Group, Inc. will host a telephone conference call at 10:00 a.m. ET today to further discuss fourth quarter and fiscal year end 2003 results. This conference call will be simultaneously broadcast live over the Internet at www.whitmaneducation.com and can be accessed under the subheading of "Investor Info" on the Company's homepage.

    About Whitman Education Group, Inc.

    Whitman Education Group, Inc. is a proprietary provider of career-oriented postsecondary education. Through three wholly-owned subsidiaries, Whitman currently operates 22 schools in 13 states offering a range of graduate, undergraduate and non-degree certificate and diploma programs primarily in the fields of healthcare, information technology and business, to over 9,000 students.

    Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors and others are cautioned that forward-looking statements include risks and uncertainties, which may affect our business and prospects and cause actual results to differ materially from those projected in the forward-looking statements. Forward-looking statements may relate to projections and expectations of future results and growth. Actual results could differ materially from our statements in this release. Factors that may affect future results include costs, delays, and any other difficulties related to the merger with Career Education, failure of the parties to satisfy closing conditions to the merger, the risk that we may experience reductions in student enrollment, risks associated with our ability to successfully implement new academic programs, the risk that marketing and admissions efforts may not achieve anticipated results, the risk that we may not be able to execute our growth strategy or manage planned internal growth, risks associated with our ability to contain expenses without adversely impacting our revenues, operations, enrollments or programs, the effect of, and our accrediting bodies' ability to comply with, state and federal government regulations regarding education and accreditation standards, or the interpretation or application thereof, the level of government funding for (and our continuing eligibility to participate in) student financial aid programs, the effect of competitive pressures from other educational institutions, the effect of economic conditions in the postsecondary education industry and in the economy generally, the effect of changes in taxation and other government regulations, as well as risks relating to the recoverability of our goodwill and the realization of our deferred tax assets, and other factors identified in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update or revise these forward-looking statements to reflect events or circumstances after the date hereof. The inclusion of any statement in this announcement does not mean that the events or circumstances described are material.

WHITMAN EDUCATION GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                    Three Months Ended              Year Ended
                -------------------------- ---------------------------
                      (Unaudited)
                  3/31/2003    3/31/2002      3/31/2003    3/31/2002
                  ---------    ---------      ---------    ---------

Net revenues    $ 30,070,460 $ 25,655,242  $109,795,556  $ 91,926,806

Costs and
 expenses:
 Instructional
  and educational
  support         16,645,183   15,924,148    64,478,968    58,470,054
 Selling and
  promotional      3,881,222    3,594,200    15,765,424    14,425,245
 General and
  administrative   4,300,982    3,948,674    16,137,637    13,971,977
 Merger related
  expenses           502,654            -       502,654             -
                -------------------------- ---------------------------
Total costs and
 expenses         25,330,041   23,467,022    96,884,683    86,867,276
                -------------------------- ---------------------------

Income from
 operations        4,740,419    2,188,220    12,910,873     5,059,530

Interest expense,
 net                  94,718      117,392       345,678       562,803

                -------------------------- ---------------------------

Income before
 income tax
 provision         4,645,701    2,070,828    12,565,195     4,496,727

Income tax
 provision         1,824,610      924,837     5,054,119     1,895,196
                -------------------------- ---------------------------


Net income      $  2,821,091 $  1,145,991  $  7,511,076  $  2,601,531
                ========================== ===========================

Basic income per
 share:         $       0.19 $       0.08  $       0.53  $       0.19
                ========================== ===========================

Diluted income
 per share:     $       0.17 $       0.08  $       0.49  $       0.18
                ========================== ===========================

Weighted average
 common shares
 outstanding:
 Basic            14,469,846   13,776,950    14,116,848    13,696,354
                ========================== ===========================
 Diluted          16,267,973   14,856,579    15,435,490    14,318,169
                ========================== ===========================

WHITMAN EDUCATION GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

                                             March 31,      March 31,
                                               2003           2002
                                           ------------- -------------

Assets
Current assets:
 Cash and cash equivalents                 $ 25,214,854  $ 14,010,878
 Accounts receivable, net                    26,907,255    23,425,589
 Other current assets                         7,079,979     7,249,550
                                           ------------- -------------
   Total current assets                      59,202,088    44,686,017
Property and equipment, net                  11,181,458    10,804,417
Goodwill, net                                 9,288,622     9,288,622
Other assets, net                             2,099,268     2,296,002
                                           ------------- -------------
   Total assets                            $ 81,771,436  $ 67,075,058
                                           ============= =============

Liabilities and Stockholders' Equity
Current liabilities:
 Accounts payable and accrued expenses     $ 10,671,700  $  8,466,485
 Current portion of long-term liabilities     2,523,395     3,081,501
 Deferred tuition revenue                    27,962,885    23,269,177
                                           ------------- -------------
   Total current liabilities                 41,157,980    34,817,163
Long-term liabilities, less current portion   4,709,788     7,473,469
Deferred tax liability                        1,642,265     1,057,789
Stockholders' equity                         34,261,403    23,726,637
                                           ------------- -------------
   Total liabilities and stockholders'
    equity                                 $ 81,771,436  $ 67,075,058
                                           ============= =============

WHITMAN EDUCATION GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                    Year Ended
                                           ---------------------------
                                             3/31/2003     3/31/2002
                                           ------------- -------------

Cash flows from operating activities:
Net income                                 $  7,511,076  $  2,601,531
Adjustments to reconcile net income to net
 cash provided by operating activities:
 Depreciation and amortization                3,635,897     3,744,494
 Bad debt expense                             5,534,143     4,657,498
 Deferred income tax provision                1,031,166     1,457,801
 Changes in operating assets:
   Accounts receivable                       (9,015,809)   (1,948,959)
   Other current assets                        (277,119)     (708,894)
   Other assets                                 196,734      (130,978)
   Accounts payable and accrued expenses      2,830,050     3,003,343
   Deferred tuition revenue                   4,693,708       769,040
                                           ------------- -------------
Net cash provided by operating activities    16,139,846    13,444,876
                                           ------------- -------------

Cash flows from investing activities:
Purchase of property and equipment           (3,967,316)   (1,404,301)
                                           ------------- -------------
Net cash used in investing activities        (3,967,316)   (1,404,301)
                                           ------------- -------------

Cash flows from financing activities:
Proceeds from line of credit and long-term
 debt                                                 -       163,846
Principal payments on line of credit,
 long-term debt and capital lease
 obligations                                 (3,367,409)   (4,535,862)
Proceeds from purchases in stock purchase
 plan and exercise of options                 2,398,855       449,540
                                           ------------- -------------
Net cash used in financing activities          (968,554)   (3,922,476)
                                           ------------- -------------

Increase in cash and cash equivalents        11,203,976     8,118,099
Cash and cash equivalents at beginning of
 year                                        14,010,878     5,892,779
                                           ------------- -------------
Cash and cash equivalents at end of year   $ 25,214,854  $ 14,010,878
                                           ============= =============

Supplemental disclosures of noncash
 financing and investing activities:
 Equipment acquired under capital leases   $     45,622  $  1,398,068
                                           ============= =============
 Value of stock issued for 401k employee
  match                                    $    305,270  $          -
                                           ============= =============

Supplemental disclosures of cash flow
 information:
 Interest paid                             $    714,904  $    932,083
                                           ============= =============
 Income taxes paid                         $  3,461,158  $    481,176
                                           ============= =============



    CONTACT: Whitman Education Group, Inc.
             Fernando L. Fernandez, 305/575-6510
              or
             FD Morgen-Walke
             Investor Relations:
             Michael Polyviou/Kirin Smith
              or
             Press:
             Evan Goetz
             212/850-5600